Item 77Q (1) - Copies of any new or amended investment advisory contracts

The Form of Sub-Advisory Agreement between GuideStone
Capital Management and Mondrian Investment Partners Ltd.
is herein incorporated by reference to Post Effective
Amendment No. 37 to the Registration Statement on Form N-
1A (Accession No. 0001193125-12-085039) ("PEA 37") as
filed with the U.S. Securities and Exchange Commission
("SEC") on February 28, 2012.

The Form of Sub-Advisory Agreement between GuideStone
Capital Management and Turner Investments L.P. is herein incorporated by reference to PEA 37 to the Registration
Statement on Form N-1A (Accession No. 0001193125-12-
085039) as filed with the SEC on February 28, 2012.

The Form of Sub-Advisory Agreement between GuideStone
Capital Management and Baillie Gifford Overseas Limited is herein incorporated by reference to PEA 37 to the Registration Statement on Form N-1A (Accession No.
0001193125-12-085039) as filed with the SEC on February
28, 2012.

The Form of Sub-Advisory Agreement between GuideStone
Capital Management and The Clifton Group Investment
Management Company is herein incorporated by reference to PEA 37 to the Registration Statement on Form N-1A
(Accession No. 0001193125-12-085039) as filed with the SEC on February 28, 2012.